Exhibit 10.26
TERMINATION AGREEMENT
     TERMINATION AGREEMENT, made as of the ____ day of June, 2011, among CSC Holdings, LLC a Delaware limited liability company (“CSC”), American Movie Classics Company LLC, a New York limited liability company (“AMCC”) and WE: Women’s Entertainment LLC, a Delaware limited liability company (“WE”).
     WHEREAS, CSC, AMCC and WE are parties to a Consulting Agreement, dated March 29, 2001 (the “Consulting Agreement”);
     WHEREAS, CSC and AMC Networks Inc. (“AMC”) are party to a Contribution Agreement, dated ______, 2011 (the “Contribution Agreement”) pursuant to which certain reorganizational and other transactions are provided for, including transactions whereby AMCC and WE will become subsidiaries of AMC;
     WHEREAS, in the Contribution Agreement, CSC has agreed to enter into this Agreement and AMC Networks has agreed to cause AMCC and WE to enter into this Agreement;
     WHEREAS, pursuant to a Distribution Agreement, dated _______, 2011 between Cablevision Systems Corporation (“Cablevision”), CSC and AMC (the “Distribution Agreement”), Cablevision will distribute all of the common stock of AMC to the stockholders of Cablevision on the Distribution Date (as defined in the Distribution Agreement);
     WHEREAS, the parties hereto desire to terminate the Consulting Agreement as provided herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto have agreed and by these presents hereby agree to abide by and be bound by the following Consulting Agreement:
     1. Termination. Effective as of 11:59 p.m. on the Distribution Date (as defined in the Distribution Agreement), the Consulting Agreement shall terminate (the “Termination Time”).
     2. Effect of Termination. From and after the Termination Time, none of the parties to the Consulting Agreement shall have any further obligation thereunder other than the obligation of AMCC and WE to make the payments required by Section 4 of the Consulting Agreement for the period ending at the Termination Time. CSC, AMCC and WE confirm and agree that there are not and there have not been any “Future Brands” as that term is used in Section 2 of the Consulting Agreement.
     3. Mutual Releases. Effective as of the Termination Time and subject to the making of the payment provided for in Section 2 of this Agreement, each of the parties to this Agreement, on behalf of itself and each of its affiliates hereby releases each other party to the Consulting Agreement and its respective affiliates, directors, officers, employees, agents, attorneys and representatives from any liability, claim or obligation under the Consulting Agreement.

     4. Notices. All notices or other communications required hereunder shall be in writing and shall be deemed to have been duly given as of five days after the day and time of mailing by certified or registered mail, postage prepaid, to the following addresses, or such other addresses as the parties hereto shall, by like notice, from time to time notify one another:

To AMCC:	American Movie Classics
Company LLC
11 Penn Plaza
New York, NY 10001
Attention: General Counsel

To WE:	WE: Women’s Entertainment LLC
11 Penn Plaza
New York, NY 10001
Attention: General Counsel

To CSC:	CSC Holdings, LLC
1111 Stewart Avenue
Bethpage, NY 11714
Attention: General Counsel
     5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of CSC, AMCC and WE and their respective successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by without the prior written consent of the other parties.
     6. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and shall supersede any prior understandings or written or oral agreements between said parties respecting such subject matter. This Agreement shall not be modified except in a writing signed by each of the parties hereto.
     7. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.
     8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.
     9. Waiver. No delay or omission of any party hereto to exercise rights under this Agreement shall impair any such right or shall be construed to be a waiver of any default or acquiescence therein. No waiver of any default shall be construed, taken, or held to be a waiver of any other default, or waiver, acquiescence in, or consent to any further or succeeding default of the same nature.
     10. Applicable Law. This Agreement shall be construed and administered and the validity thereof shall be determined in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.
     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

CSC HOLDINGS, INC.
By:
Title:

AMERICAN MOVIE CLASSICS COMPANY LLC
By:
Title:

WE: WOMEN’S ENTERTAINMENT LLC
By:
Title: